EXHIBIT NO. 99.(h) 5

MASTER ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated

As of August 1, 2014

(Approved September 9, 2014)

MASTER ADMINISTRATIVE SERVICES AGREEMENT

MASTER ADMINISTRATIVE SERVICES AGREEMENT initially dated the 1st day of March, 1997, and as amended and restated as of August 1, 2014, by and among Massachusetts Financial Services Company, a Delaware corporation (the “Administrator”), and each of the funds (or trusts acting on behalf of their series) identified from time to time on Exhibit A hereto (each a “Fund” and collectively the “Funds”).

W I T N E S S E T H:

WHEREAS, the Funds have entered into Investment Advisory Agreements with the Administrator (the “Advisory Agreements”) pursuant to which the Administrator provides investment advisory services to the Funds;

WHEREAS, the Funds desire to retain the Administrator to render the legal, financial administration and other administrative services required by the Funds in the manner and on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

1.             Administrative Services.  The Administrator shall, at its expense (subject to Sections 2 and 3 hereof), and subject always to the control of the trustees, directors or other governing body of the Funds (referred to herein as “Trustees” or the “Board”), manage, supervise and conduct all of the day-to-day and ordinary course non-investment related affairs and business of the Funds and matters incidental thereto not required to be provided by the Administrator under the Advisory Agreements (together “Administrative Services”).  Exhibit B hereto lists various categories of Administrative Services to be provided by the Administrator hereunder, it being understood that such list is not exhaustive and that the Funds may require Administrative Services in addition to those specified or referenced in Exhibit B.  In the performance of its duties, the Administrator will comply with the provisions of the Declaration of Trust and Bylaws of each Fund and applicable law, and shall comply with such compliance and other policies and procedures as the Trustees may adopt, approve or determine from time to time.

2.             Responsibility for Charges and Expenses.  During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement and any expenses that are paid by the Funds or by a party other than the Funds on behalf of the Funds under the terms of any other agreement to which the Funds are a party or a third-party beneficiary.  The Administrator further agrees to pay or cause its affiliates to pay all salaries, fees, and expenses of any officer or Trustee of the Funds who is an officer, director, or employee of the

Administrator or an affiliate of the Administrator.  The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement.

The Administrator shall not, under the terms of this Agreement, bear the categories of expenses listed on Exhibit C hereto (although the Administrator or an affiliate may bear certain of these expenses under one or more other agreements).

3.             Administrative Services Provided by Third Parties.  It is acknowledged and agreed that the Funds will require and bear the costs of administrative services to be provided by third parties in addition to Administrative Services which the Administrator has agreed to provide pursuant to this Agreement, such as legal services to be provided by legal counsel to the Funds and the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940) of the Funds (“Independent Trustees”), and services to be provided to the Funds by independent accountants or other auditors or consultants.  It is further acknowledged and agreed that, from time to time, due to resource constraints or otherwise, the Administrator may cause or arrange for third parties to provide Administrative Services.  All such third-party services shall be at the Funds’ expense and shall be paid directly by the Funds that contracted for such Administrative Services. Subject to any policies or procedures that are adopted by the Funds, the Administrator shall notify the Fund’s Board (or individual Trustee(s) at the Board’s delegation) in advance of such retention if it is expected that the retention will generate a significant expense for any Fund. 1

4.             Maintenance of Books and Records.  With respect to the provision of Administrative Services, the Administrator will preserve for each Fund that is registered as an investment company with the Securities and Exchange Commission (the “SEC”) all records required to be maintained as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules.  The Administrator agrees that all such records shall be the property and under the control of each Fund for which they are maintained and shall be made available, within five business days of any request therefore, to the Fund’s Trustees or independent accountants during regular business hours at the Administrator’s offices.  In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the appropriate Fund, free from any claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

1 The Funds/Trustees and the Administrator may from time to time develop written policies designed to delineate various administrative services and responsibilities to be provided by third party service providers to the Funds or the Independent Trustees (for which the Funds bear the associated expenses), on the one hand, and those to be provided by the Administrator at its own expense, on the other, as well as procedures to be followed by the Administrator in utilizing third party service providers on behalf of the Funds.  In this regard, reference is made to the document entitled “Role of Ropes & Gray LLP as Counsel to the MFS Funds and the Independent Trustees,” as it may be amended from time to time.

The Administrator agrees to implement, maintain and comply in all material respects with policies and procedures (collectively, the “Information Security and Privacy Policies”) reasonably designed to address the requirements of applicable state and federal laws and regulations regarding the security, protection and confidentiality of records and data of the Funds that contain personal information (“PI”) to which the Administrator is given access, including Massachusetts General Law, ch. 93H and the regulations thereunder.  The Administrator agrees that the Information Security and Privacy Policies shall address: (i) administrative, technical, and physical safeguards for the protection of records and data that contain PI; (ii) detection of unauthorized access to or use of PI for unauthorized purposes; and (iii) the proper destruction of such records and data so that the information contained therein cannot be practicably read or reconstructed.  The Administrator shall provide such reports to the Board or a committee thereof as may be required by the Information Security and Privacy Policies or otherwise reasonably requested.

5.             Administrative Fee.  Each Fund shall pay the Administrator a fee as agreed to from time to time and as set forth in Exhibit D hereto (the “Administrative Fee”).  The Administrative Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator on the second to last business day of each calendar month.  If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6.             Non-Exclusivity.  The services of the Administrator to the Funds hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

7.             Standard of Care.  Neither the Administrator, nor any of its directors, officers, stockholders, agents or employees, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from (a) willful misfeasance, (b) bad faith, (c) gross negligence, or (d) reckless disregard by the Administrator of its obligations and duties under this Agreement.

8.             Term, Termination, Amendment and Assignment.  This Agreement shall begin on the date first written above and shall continue indefinitely with respect to each Fund until terminated as follows:

(i) the Agreement may be terminated at any time, without payment of any penalty, by the Trustees of the Fund upon sixty (60) days’ written notice to the Administrator;

(ii) the Agreement may be terminated by the Administrator with respect to the Fund at any time upon sixty (60) days’ written notice to the Fund; and

(iii)  if the Trustees of the Fund, including a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and the Administrator.

9.             Miscellaneous.

a.             Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

b.             Governing Law.  The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

c.             Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.             Joinder of Funds.  In the event that additional funds are created from time to time or otherwise become a MFS branded fund which desire to retain the Administrator to provide them with Administrative Services pursuant to this Agreement, the Administrator and the additional fund may jointly amend Exhibits A and D hereto to add the additional fund, and the additional fund shall thereafter be deemed a “Fund” for all purposes of this Agreement.  The consent of the other parties to this Agreement shall not be required to amend Exhibits A and D hereto for this purpose.

e.             Scope of Fund’s Obligations.  A copy of the Declaration of Trust of each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a “Trust”), is on file with the Secretary of State of The Commonwealth of Massachusetts.  The Administrator acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust’s Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder and hereunder.  If this Agreement is executed by a Trust on behalf of one or more series of the Trust, the Administrator further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement.  The Administrator also agrees that the obligations of each Fund hereunder shall be several and not joint nor joint and several, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

On behalf of the MFS Family of Funds, MFS Closed-End Funds and MFS Institutional Funds listed on Exhibit A hereto

By:	DAVID H. GUNNING
David H. Gunning
Chair of the Trustees

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	ROBERT J. MANNING
Robert J. Manning
Chairman

As of August 1, 2014

Master Administrative Services Agreement - Exhibit A

Funds

I.     MFS Family of Funds

MFS Series Trust I:

MFS Core Equity Fund

MFS Global Leaders Fund

MFS Low Volatility Equity Fund

MFS Low Volatility Global Equity Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Technology Fund

MFS U.S. Government Cash Reserve Fund

MFS Value Fund

MFS Series Trust II:

MFS Growth Fund

MFS Series Trust III:

MFS Global High Yield Fund

MFS High Income Fund

MFS High Yield Pooled Portfolio

MFS Municipal High Income Fund

MFS Series Trust IV:

MFS Global New Discovery Fund

MFS Mid Cap Growth Fund

MFS U.S. Government Money Market Fund

MFS Series Trust V:

MFS International New Discovery Fund

MFS Research Fund

MFS Total Return Fund

MFS Series Trust VI:

MFS Global Equity Fund

MFS Global Total Return Fund

MFS Utilities Fund

MFS Series Trust VII:

MFS Equity Income Fund

MFS Series Trust VIII:

MFS Global Growth Fund

MFS Strategic Income Fund

MFS Series Trust IX:

MFS Bond Fund

MFS Inflation-Adjusted Bond Fund

MFS Limited Maturity Fund

MFS Municipal Limited Maturity Fund

MFS Research Bond Fund

MFS Series Trust X:

MFS Absolute Return Fund

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund

MFS Emerging Markets Equity Fund

MFS Global Bond Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Value Fund

MFS Managed Wealth Fund

MFS Moderate Allocation Fund

MFS Series Trust XI:

MFS Blended Research Core Equity Fund

MFS Mid Cap Value Fund

MFS Series Trust XII:

MFS Equity Opportunities Fund

MFS Lifetime Retirement Income Fund

MFS Lifetime 2015 Fund

MFS Lifetime 2020 Fund

MFS Lifetime 2025 Fund

MFS Lifetime 2030 Fund

MFS Lifetime 2035 Fund

MFS Lifetime 2040 Fund

MFS Lifetime 2045 Fund

MFS Lifetime 2050 Fund

MFS Lifetime 2055 Fund

MFS Series Trust XIII:

MFS Diversified Income Fund

MFS Global Real Estate Fund

MFS Government Securities Fund

MFS New Discovery Value Fund

MFS Series Trust XIV:

MFS Institutional Money Market Portfolio

MFS Series Trust XV:

MFS Commodity Strategy Fund

MFS Global Alternative Strategy Fund

MFS Series Trust XVI:

MFS Global Multi-Asset Fund

MFS Municipal Series Trust:

MFS Alabama Municipal Bond Fund

MFS Arkansas Municipal Bond Fund

MFS California Municipal Bond Fund

MFS Georgia Municipal Bond Fund

MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund

MFS Mississippi Municipal Bond Fund

MFS New York Municipal Bond Fund

MFS North Carolina Municipal Bond Fund

MFS Pennsylvania Municipal Bond Fund

MFS South Carolina Municipal Bond Fund

MFS Tennessee Municipal Bond Fund

MFS Virginia Municipal Bond Fund

MFS West Virginia Municipal Bond Fund

MFS Municipal Income Fund

Massachusetts Investors Growth Stock Fund

Massachusetts Investors Trust

II.    MFS Closed-End Funds

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS InterMarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

III.     MFS Institutional Funds

MFS Institutional Trust:

MFS Institutional International Equity Fund

MFS Institutional Large Cap Value Fund

MFS Variable Insurance Trust:

MFS Core Equity Series

MFS Global Equity Series

MFS Growth Series

MFS Investors Growth Stock Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Bond Series

MFS Research International Series

MFS Research Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II:

MFS Blended Research Core Equity Portfolio

MFS Bond Portfolio

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Research Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Massachusetts Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Utilities Portfolio

MFS Value Portfolio

MFS Variable Insurance Trust III:

MFS Blended Research Small Cap Equity Portfolio

MFS Conservative Allocation Portfolio

MFS Global Real Estate Portfolio

MFS Growth Allocation Portfolio

MFS Inflation-Adjusted Bond Portfolio

MFS Limited Maturity Portfolio

MFS Mid Cap Value Portfolio

MFS Moderate Allocation Portfolio

MFS New Discovery Value Portfolio

Exhibit B

Administration Services

I.             FINANCIAL ADMINISTRATIVE SERVICES.

A.            General Services.

1.             Prepare such financial information of the Fund as is reasonably necessary for reports to shareholders of the Fund, reports to the Fund’s Trustees and officers, and reports to appropriate regulatory authorities including, without limitation, prospectuses, shareholder reports, shareholder notices, proxy statements and other periodic reports and render statements or copies of records as from time to time are reasonably requested by the Fund.

2.             Facilitate audits of accounts by the Fund’s independent public accountants or by any of the auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund.  Coordinate with, and monitor the performance of, the custodian banks retained by the Fund to perform the necessary custodial services for the Fund including, without limitation, the safekeeping of the funds and securities.

3.             Negotiate contracts for computing the Fund’s net asset value per share, and, if applicable, its public offering price and/or its daily dividend rates and money market yields and other investment performance quotations, in accordance with sub-paragraph C below, and oversee the notification to the Fund and such other persons as the Fund may reasonably request of the net asset value per share, the public offering price and/or its daily dividend rates and money market yields and other investment performance quotations (with the expenses under such contracts to be paid separately by the Funds).

B.            Valuation of Securities.

The Administrator shall ensure that the value of the Fund’s securities is computed in accordance with governing law, rules and regulations, the Fund’s governing instruments and subject to the oversight and direction of the Fund’s Trustees.  The Administrator shall oversee the use of one or more external pricing services (at the separate expense of the Funds) to provide the value of a Fund’s securities, including broker/dealers, provided that the Fund’s Trustees or a committee or an individual designated by the Fund’s Trustees has approved the use of such pricing services.

The Administrator shall administer the Valuation Policies approved by the Trustees for the Fund, including the implementation and application of fair valuation methods and security valuation factors for applicable securities and other assets, including those provided by third-party service providers at the expense of the Funds, and provide such reports to the Fund’s Trustees or a committee thereof as is required by such Policies or otherwise requested.

C.            Computation of Net Asset Value, Public Offering Price, Daily Dividend Rates and Performance Quotations.

The Administrator shall assure that the Fund’s net asset value, net income, public offering price, dividend rates and money market yields, if applicable, and other investment performance quotations are calculated in a manner and at such time or times as the Fund shall direct and in accordance with governing law, rules and regulations and the Fund’s governing instruments and subject to the oversight and direction of the Fund’s Trustees.  The Administrator will oversee the computation of the net asset value and public offering price as calculated by service providers of the Funds.

D.            Other Financial Administration Services.

1.             Provide Treasurers or Assistant Treasurers to serve as officers of the Fund;

2.             Coordinate the meetings of the Audit Committee of the Fund, assure that meetings are scheduled and that agendas are prepared; participate in meetings of the Audit Committee;

3.             Review contracts and negotiate fees for the Fund for services such as independent audit fees, custodian fees, bank lines of credit, transfer agent fees and the fees of other service providers to the Fund;

4.             Oversee the preparation of accounting records by service providers of the Fund required to be maintained by the Fund.  Assure that any audit of Fund records is coordinated and completed timely;

5.             Direct the preparation of Fund Financial Statements and Footnotes included in shareholder and other regulatory reports.  Assure that all statements and disclosures are in accordance with generally accepted accounting principles and that disclosures meet current regulatory or accounting requirements. Establish and maintain disclosure controls and internal controls over financial reporting to assist in the Funds’ officers certification under the Sarbanes-Oxley Act of 2002;

6.             Calculate and/or oversee the calculation of income and capital gain distributions for applicable funds.  Assure that all distributions of the

Fund meet the distribution and excise tax requirements to assure qualification and to minimize taxes paid by the Fund;

7.             Establish the tax policies and procedures for the Fund; maintain procedures and policies with respect to tax matters; maintain or oversee the maintenance of certain tax accounting records of the Fund; complete or review tax returns and excise tax forms for the Fund; assist in preparing the 1099-DIV information delivered to shareholders;

8.             Prepare materials for the Trustees of the Fund and committees thereof, including materials for board meetings and in connection with the renewal of investment advisory and distribution contracts;

9.             Direct the accrual of Fund expenses; review and approve all invoices submitted to the Fund;

10.          Calculate or oversee service providers that calculate total return and other performance information for each Fund and its respective classes;

11.          Prepare and file or oversee preparation and review the Funds’ annual and semi-annual N-CSR and other periodic reports; and

12.          Administer, to the extent applicable, the Funds’ securities lending program (it being understood that the charges of the Funds’ securities lending agent are expenses of the Funds).

II.            LEGAL ADMINISTRATIVE SERVICES.

A.            Organizational Matters and Initial Registration.

1.             Draft, negotiate as appropriate, and file with appropriate regulatory authorities the Fund’s charter documents, service contracts, and registration statement or other similar registration documentation (the “Registration Statement”), except that the out-of-pocket expenses incurred in connection therewith shall be paid by the Funds;

2.             Otherwise arrange for and oversee registration and qualification of the Fund’s shares, except that the out-of-pocket expenses incurred in connection therewith shall be paid by the Funds.

B.            Ongoing Regulatory Filings, Reports and Meetings.

1.             Prepare and file with appropriate regulatory authorities amendments to the Fund’s Registration Statement, and supplements to the Fund’s prospectus and statement of additional information;

2.             Design and draft documents or materials required to be prepared by or on behalf of the Fund for distribution to shareholders of the Fund, the Fund’s Trustees and officers and any regulatory or self-regulatory agencies, governmental officers or commissions as required of the Fund including, without limitation, prospectuses, shareholder reports, shareholder notices and proxy statements;

3.             Prepare and file or oversee preparation and review and provide legal guidance on the Fund’s annual, semi-annual and other periodic reports and tax filings and reports;

4.             Establish and maintain a disclosure controls and procedures program to assist in the Funds’ officers certification under the Sarbanes-Oxley Act of 2002;

5.             Develop or assist in developing guidelines and procedures to improve overall compliance by the Funds;

6.             Provide consultation and advice for resolving compliance questions together with the Funds’ outside legal counsel;

7.             Prepare and file with appropriate regulatory authorities various reports in order to maintain the Fund’s status in good standing;

8.             Arrange for and attend shareholders’ meetings;

9.             Prepare the Fund’s representatives who will attend shareholder meetings and all necessary materials in connection with such meetings including, without limitation, a written script for such meetings, minutes and any follow-up documents.

C.            Securities Trading and Investment Practices.

1.             Review and negotiate private placement and municipal securities offering documentation and provide legal guidance on transfer restrictions;

2.             Provide guidance on legal considerations relating to the types and levels of ownership of securities, including foreign securities;

3.             Draft and negotiate documentation necessary to permit the Fund to engage in a variety of derivative and securities trading practices and provide legal guidance with respect to these practices.

D.            Regulated Activities.

Applicable laws regulate numerous aspects of the Fund’s business, including such matters as the Fund’s:  prospectus disclosure; investment activities; affiliated transactions; investment in senior securities; sales, redemptions and exchanges; distribution of income and capital gains; distribution of Fund shares; board composition; code of ethics; fidelity bond; custodial services; and investment advisory and distribution contracts.  The Administrator will provide the Fund with legal guidance with respect to these matters and to the general application of securities laws and regulations to the Fund’s business.

E.            Tax Considerations.

Procure legal guidance with respect to the application of tax rules to the Fund and analysis from a tax perspective new types of securities, investment practices and investment products or practices as may be appropriate for the Fund (it being understood that such legal guidance and analysis provided by third-parties will be at the expense of the Fund).

F.            Board Matters.

1.             Coordinate and prepare agendas and materials for and attend board and committee meetings, draft and keep records of minutes of such meetings, and coordinate any follow up issues; and

2.             Provide advice and guidance and prepare materials on legal issues relevant to the Fund’s business, including composition of the governing board.

G.            Miscellaneous/Extraordinary Events.

1.             Supervise outside legal counsel retained at the expense of the Fund with respect to litigation brought by the Fund and against the Fund and negotiate litigation settlements and pre-litigation settlements and work-out arrangements;

2.             Obtain the required documentation to be filed in connection with any lawsuits against the Fund and provide information or expertise on administrative matters affecting such litigation;

3.             Provide legal guidance on alternative distribution structures for the Fund’s shares (such as the adoption of a multiple class structure);

4.             Review all contracts concerning the acquisition of other investment companies or the liquidation of the Fund, draft, negotiate and file various documentation required in connection therewith, provide guidance on the manner such transactions should be structured to comply with applicable law and obtain at the Fund’s expense legal opinions and regulatory authority rulings necessary for such transactions to comply with applicable law;

5.             Seek formal guidance from regulatory authorities concerning the application of various regulations to the Fund and seek exemptive relief where appropriate; and

6.             Provide or arrange for all other legal services that constitute Administrative Services required by the Fund and not otherwise provided for under this Agreement (it being understood that various legal services will be provided to the Fund and the Independent Trustees at the expense of the Funds, as described in Section 3 of the Agreement).

III.          OTHER ADMINISTRATIVE SERVICES.

1.             Arrange for persons or other entities to serve as transfer agent, registrar or dividend disbursing agent as required by the Fund, and provide legal guidance on applicable laws regulating such agents;

2.             Arrange for consideration by the Board of appropriate or necessary insurance coverage for the Fund;

3.             Develop and implement procedures to monitor each Fund’s compliance with:

•      Regulatory requirements as required by Rule 38a-1 of the Investment Company Act of 1940, as amended;

•      Each Fund’s investment policies and restrictions as set forth in each Fund’s currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended;

4.             Establish and maintain an anti-money laundering program to assist in the Funds’ compliance with the USA Patriot Act and the Bank Secrecy Act;

5.             Perform IRS sub-Chapter M testing;

6.             Review and file with FINRA semi-annual and annual reports to the extent necessary;

7.             Assist in training of certain MFS personnel including Portfolio Managers and other investment staff;

8.             Monitor transactions of “Access Persons” and their adherence under the terms of the Funds’ Code of Ethics Policy;

9.                                      Provide assistance and resources to any Independent Chief Compliance Officer or other senior officer of the Fund who is not an employee of MFS (“Independent Officer”), as requested by the Independent Officer (it being understood that the costs related to any staff hired by the Fund to support any such Independent Officer are the expenses of the Fund).

10.                               Prepare, and arrange for the printing and mailing of, any necessary investment communications;

11.                               Arrange for the printing and mailing of any documents or written materials required to be prepared by or on behalf of the Fund including, without limitation, stock certificates, summary prospectuses, prospectuses, shareholder reports, shareholder notices, proxy statements and reports to governmental officers and commissions;

12.                               Arrange for any other printing, production and delivery services required of the Fund and not otherwise specifically provided for under this Agreement;

13.                               Provide a system of internal controls adequate to carry-out the business of the Fund and arrange for the annual report on internal controls of the Fund and its agents;

14.                               Review the Fund’s disclosure documents to ensure that disclosures and policies conform to the Fund’s actual operation;

15.                               Provide for the calculation and timely disbursement of appropriate regulatory authority registration fees; and

16.                               Oversee and assist in the coordination of, and as the Trustees may reasonably request or deem appropriate, make reports and recommendations to the Trustees on, the performance of administrative and professional services rendered to the Fund by others, including the custodian, accountants, attorneys, underwriters, brokers and dealers, insurers, banks, transfer agents and dividend disbursing agents and such other persons in any such other capacity deemed necessary or desirable by the Trustees.

17.                               Prepare performance calculations and conduct related quality controls and reconciliations - this includes preparation of performance data for regulatory filings (shareholder reports and summary prospectuses/prospectuses);

18.                               Develop attribution analyses and draft Managers’ Discussions of Fund Performance for shareholder reports; and

19.                               Calculate and prepare performance impact disclosures (e.g., litigation impacts) for shareholder reports.

20.                               Create and maintain a compliance program pursuant to Rule 38a-1 under the Investment Company Act of 1940.

21.                               If requested by the Fund provide a Chief Compliance Officer for the Fund who is also the Chief Compliance Officer of MFS.

Exhibit C

Categories of Non-Administrator Expenses

a.     The fees and expenses described in Article 2(b) or Section 2.2(b) of the MFS Family of Funds’ Advisory Agreements.

b.     Investment advisory fees and other expenses associated with the investment management of the Funds’ portfolios.

c.     Costs of brokerage fees, commissions, ticket charges and transfer taxes in connection with the purchase and sale of portfolio securities and other assets for the Funds.

d.     Distribution and marketing expenses of the Funds, including Rule 12b-1 fees.

e.     Expenses of the Funds for transfer agent(s), registrar(s) and dividend disbursing agent(s).

f.     Expenses of the Funds for custodian(s) and related custodial services.

g.     Costs of Fund accounting services provided by third parties to the Funds, including the fund accounting services of the type currently provided by State Street Bank and JP Morgan to the MFS Funds.

h.     Costs of services provided by independent accountants and outside legal and tax counsel to the Funds and the Independent Trustees.

i.      Taxes, if any, levied against the Funds.

j.      Costs, including interest expenses, commitment fees, facilities fees and unused line fees of any borrowings made by the Funds.

k.     The Funds’ allocable portion of the fidelity bond required by Section 17(g) of the Investment Company Act of 1940, and directors’ and officers’ liability and other insurance premiums.

l.      Proxy filing fees and the costs of printing and mailing of any proxy materials for meetings of shareholders’ of the Funds.

m.   All applicable registration and filing fees required to be paid by the Funds under federal and state securities laws.

n.     The Funds’ allocable portion of expenses of obtaining quotations and other pricing information for calculating the value of the Fund’s net assets, including the costs of independent pricing services.

o.     Fees, expenses and other compensation of or payable by the Funds to Independent Trustees, including expenses to maintain any retirement plan or deferred compensation plan of the Trustees, including for actuarial services provided by third parties.

p.     Printing, mailing and filing costs associated with the preparation and distribution of registration statements, prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence and qualification to do business, and the registration of shares with federal and state securities authorities.

q.     Extraordinary expenses as may arise, including judgments and expenses incurred in connection with litigation, bankruptcies, workouts and restructurings, proceedings and other claims against the Funds, and the legal obligations of the Funds to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto.

r.      The Funds’ allocable portion of dues for membership in various industry organizations, including the Investment Company Institute, the Independent Directors’ Forum and the Mutual Funds Directors Forum.

s.     The costs of third-party software used for the Funds’ financial reporting, N-SAR reporting, tax preparation and registration statement preparation as appropriately allocated to the Funds.

t.      Costs of third-party tax notification services used for the Funds (e.g., Ernst & Young’s PFIC list).

u.     The costs of third-party legal advice regarding state tax law issues for the municipal Funds.

v.     The allocable costs of third-party legal services to review loan documentation for Funds that purchase bank loans.

w.    The costs of third-party legal, tax, accounting or other expert advice incurred in connection with an examination, investigation, enforcement proceeding, litigation or other regulatory proceeding of or against the Funds.

Effective August 1, 2014

Master Administrative Services Agreement - Exhibit D

Administrative Fee

In return for the Administrative Services provided by the Administrator under this Agreement, the Funds, other than the MFS Institutional Money Market Portfolio, shall pay the Administrator each calendar year (each a “Contract Period”) a fee (the “Annual Fee”) in an aggregate amount which reimburses the Administrator for one-hundred percent (100%) of its total costs of providing Administrative Services for the Contract Period (“Total Allocable Costs”), subject to any adjustments as described herein.  In determining Total Allocable Costs, the Administrator shall allocate expenses of its Fund Treasury, Legal, Compliance, Corporate and Electronic Communications, Performance, IT Development and IT Operations Departments (the “Participating Departments”) among (i) expenses incurred in providing Administrative Services for the Funds, (ii) expenses incurred in providing Administrative Services for its non-U.S. funds and (iii) expenses incurred in connection with activities other than providing Administrative Services for the Funds and MFS’ non-US Funds based on underlying metrics reported by each department, and the expenses identified in category (i) shall constitute Total Allocable Costs under this Agreement. MFS shall use the method described in the Memorandum to the Board dated May 27, 2014 from Elizabeth Petipas titled “Administrative Services Agreement,” as such methodology is amended from time to time by agreement between the Administrator and the Board to allocate expenses of the Participating Departments for these purposes.

In connection with each Contract Period (typically at the February Board Meeting), the Administrator shall provide to the Board or a Committee of the Board an annual business plan for each of its Fund Treasury, Legal and Compliance Departments which, among other information, estimates the Total Allocable Costs for such Contract Period.  The Board and/or Committee and the Administrator shall, based on this presentation and related discussions, agree upon a dollar amount representing Total Allocable Costs for the applicable Contract Period, which shall, subject to adjustment as described below, constitute the Annual Fee for such Contract Period.

Throughout each Contract Period, the Administrator shall periodically (in the absence of unusual circumstances, quarterly) compare the then estimated Total Allocable Costs (taking into account, to the extent possible, actual Total Allocable Costs incurred to date) for such Contract Period with the estimated Total Allocable Costs initially used to determine the Annual Fee for such Contract Period and provide related reports to the Board or a Committee of the Board.  Annually (typically at the February Board meeting) MFS shall report to the Board on the actual Total Allocable Costs incurred during the prior year Contract Period.  If such actual Total Allocable Costs are lower than the originally estimated Total Allocable Costs, the difference shall be credited to the Funds through a reduction of the Total Allocable Costs and Annual Fee for the Contract Period next following the Contract Period under review or through such other means as shall be agreed by the Administrator and the Board.  If such actual Total Allocable Costs are higher than the originally estimated Total Allocable Costs, the Administrator shall inform the Board of the amount and the reasons for the increase and may request that the Board approve that some or all of the difference be credited to the Administrator through an increase of the Total Allocable Costs and Annual Fee for the applicable Contract Period or through such other means as shall be agreed by the Administrator and the Board (it being understood that the Board may or may not approve any such request in its reasonable discretion).

In addition to the Annual Fee, the Funds shall pay to the Administrator an amount equal to 50% of the cash compensation that MFS pays to its Chief Compliance Officer (the “CCO”) in consideration of that person also serving as the Chief Compliance Officer for the Funds.  For purposes of this paragraph, cash compensation means the annual salary and cash portion of a bonus, if any, paid to the CCO.  The cash bonus paid to the MFS’ CCO is determined in February of each year on account of services provided during the prior year. As the CCO will assume responsibility as the Funds’ CCO as of November 1, 2014, the Funds shall only be responsible for 1/12th of the cash compensation paid to the MFS CCO on account of 2014 services.

The Annual Fee and the CCO compensation shall be allocated among the Funds and paid by the Funds in accordance with the methodology described below.

For calendar year 2014, pursuant to an amendment to this schedule dated August 1, 2014, the fee payable to the Administrator shall be the sum of (i) $9,047,916, representing a prorated portion of the approved annual fee in place from January 1, 2014 through July 31, 2014 under the prior fee structure and (ii) a prorated portion of Total Allocable Costs for calendar 2014, covering the period August 1, 2014 through December 31, 2014, which are estimated to be $8,844,807.

(i)            Fixed Fee:  Regardless of asset size, unless otherwise noted on Attachment 1 hereto, each Fund shall pay an annual fee to the Administrator in the amount of $17,500 (the “Fixed Fee”).  If during the Contract Period a Fund either joins the Agreement pursuant to Section 9(d) or terminates pursuant to Section 8, a pro rata fixed fee will be charged for the portion of the calendar year that the Fund is a party to this Agreement.

(ii)           Asset-Based Fee:  In addition to the Fixed Fee, each Fund whose “Fee Type” includes an “asset based fee” on Attachment 1 hereto (as is may be amended), shall pay a fee at an annual rate, stated as a percentage of the average daily net assets of the Fund on all net assets in excess of $50 million up to $4.0 billion, equal to a rate which when applied to the Fund’s net assets in excess of such minimum, as of the end of the calendar month prior to such determination, and when added to the Fixed Fees, is reasonably calibrated to pay the Administrator the Annual Fee for the applicable Contract Period.  As necessary, the rate shall be adjusted from time to time based on the then current asset levels, in the discretion of the Administrator, if changes in asset levels warrant such adjustment, and shall also be adjusted from time to reflect any changes to the Annual Fee based on comparisons of estimated versus actual Total Allocable Costs during a Contract Period as described above.  The Administrator shall report any changes to the asset based fee to the Board for ratification at the next Board meeting following such change and shall report semi-annually to the Board the actual amount of payments received by the Administrator (report to the September Board meeting for payments for the six-month period ending June 30 and to the February meeting for payments for the six and twelve month periods ending December 31).  If during a Contract Period Funds either join the Agreement pursuant to Section 9(d) or terminate pursuant to Section 8, the asset-based fee shall be adjusted, if necessary, so that the total of payments expected to be paid by the then remaining Funds under the Agreement will continue to be reasonably calibrated to pay the Administrator the Annual Fee, as it may be adjusted, for the applicable Contract Period.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit D to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

On behalf of the MFS Family of Funds listed on Exhibit A to this Agreement

By:	DAVID H. GUNNING
David H. Gunning
Chairman

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	ROBERT J. MANNING
Robert J. Manning
Chairman and Chief Executive Officer

Attachment 1 to Exhibit D

Fund	Fee Type
MFS Absolute Return Fund	Flat fee + asset based fee
MFS California Municipal Fund	Flat fee + asset based fee
MFS Intermediate High Income Fund	Flat fee + asset based fee
MFS InterMarket Income Trust I	Flat fee + asset based fee
MFS Commodity Strategy Fund	Flat fee + asset based fee
MFS High Yield Municipal Trust	Flat fee + asset based fee
MFS High Income Municipal Trust	Flat fee + asset based fee
MFS Investment Grade Municipal Trust	Flat fee + asset based fee
MFS Diversified Income Fund	Flat fee + asset based fee
MFS Global Alternative Strategy Fund	Flat fee + asset based fee
MFS Value Fund	Flat fee + asset based fee
MFS Emerging Markets Debt Fund	Flat fee + asset based fee
MFS Emerging Markets Debt Local Currency Fund	Flat fee + asset based fee
MFS Equity Income Fund	Flat fee + asset based fee
MFS Emerging Markets Equity Fund	Flat fee + asset based fee
MFS International Growth Fund	Flat fee + asset based fee
MFS International Value Fund	Flat fee + asset based fee
MFS Global Bond Fund	Flat fee + asset based fee
MFS Global Leaders Fund	Flat fee + asset based fee
MFS Global Multi-Asset Fund	Flat fee + asset based fee
MFS Global New Discovery Fund	Flat fee + asset based fee
MFS Global Real Estate Fund	Flat fee + asset based fee
MFS Global High Yield Fund	Flat fee + asset based fee
MFS Inflation-Adjusted Bond Fund	Flat fee + asset based fee
MFS Institutional International Equity Fund	Flat fee + asset based fee
MFS Institutional Large Cap Value Fund	Flat fee + asset based fee
MFS Global Equity Fund	Flat fee + asset based fee
MFS Municipal Income Fund	Flat fee + asset based fee
MFS U.S. Government Cash Reserve Fund	Flat fee + asset based fee
MFS Low Volatility Global Equity Fund	Flat fee + asset based fee
MFS Low Volatility Equity Fund	Flat fee + asset based fee
MFS Alabama Municipal Bond Fund	Flat fee + asset based fee
MFS Arkansas Municipal Bond Fund	Flat fee + asset based fee
MFS California Municipal Bond Fund	Flat fee + asset based fee
MFS U.S. Government Money Market Fund	Flat fee + asset based fee
MFS Charter Income Trust	Flat fee + asset based fee
MFS Mid Cap Value Fund	Flat fee + asset based fee
MFS Growth Fund	Flat fee + asset based fee
MFS Bond Fund	Flat fee + asset based fee
MFS Government Securities Fund	Flat fee + asset based fee
MFS Managed Wealth Fund	Flat fee + asset based fee
MFS High Income Fund	Flat fee + asset based fee
MFS Municipal Income Trust	Flat fee + asset based fee
MFS Strategic Income Fund	Flat fee + asset based fee
MFS Research Fund	Flat fee + asset based fee
MFS Special Value Trust	Flat fee + asset based fee

MFS Georgia Municipal Bond Fund	Flat fee + asset based fee
MFS Government Markets Income Trust	Flat fee + asset based fee
Massachusetts Investors Growth Stock Fund	Flat fee + asset based fee
MFS Intermediate Income Trust	Flat fee + asset based fee
MFS International New Discovery Fund	Flat fee + asset based fee
Massachusetts Investors Trust	Flat fee + asset based fee
MFS Massachusetts Municipal Bond Fund	Flat fee + asset based fee
MFS Maryland Municipal Bond Fund	Flat fee + asset based fee
MFS Municipal High Income Fund	Flat fee + asset based fee
MFS Mississippi Municipal Bond Fund	Flat fee + asset based fee
MFS Multimarket Income Trust	Flat fee + asset based fee
MFS Utilities Fund	Flat fee + asset based fee
MFS North Carolina Municipal Bond Fund	Flat fee + asset based fee
MFS New York Municipal Bond Fund	Flat fee + asset based fee
MFS Pennsylvania Municipal Bond Fund	Flat fee + asset based fee
MFS Limited Maturity Fund	Flat fee + asset based fee
MFS South Carolina Municipal Bond Fund	Flat fee + asset based fee
MFS Equity Opportunities Fund	Flat fee + asset based fee
MFS Municipal Limited Maturity Fund	Flat fee + asset based fee
MFS Tennessee Municipal Bond Fund	Flat fee + asset based fee
MFS Total Return Fund	Flat fee + asset based fee
MFS Virginia Municipal Bond Fund	Flat fee + asset based fee
MFS Global Total Return Fund	Flat fee + asset based fee
MFS West Virginia Municipal Bond Fund	Flat fee + asset based fee
MFS New Discovery Fund	Flat fee + asset based fee
MFS New Discovery Value Fund	Flat fee + asset based fee
MFS Mid Cap Growth Fund	Flat fee + asset based fee
MFS Research Bond Fund	Flat fee + asset based fee
MFS Core Equity Fund	Flat fee + asset based fee
MFS Research International Fund	Flat fee + asset based fee
MFS Technology Fund	Flat fee + asset based fee
MFS Blended Research Core Equity Fund	Flat fee + asset based fee
MFS VIT - MFS Growth Series	Flat fee + asset based fee
MFS VIT - MFS Research Bond Series	Flat fee + asset based fee
MFS VIT - MFS Research Series	Flat fee + asset based fee
VIT - MFS Global Equity Series	Flat fee + asset based fee
MFS VIT - MFS Investors Trust Series	Flat fee + asset based fee
MFS VIT - MFS Investors Growth Stock Series	Flat fee + asset based fee
MFS VIT - MFS Value Series	Flat fee + asset based fee
MFS VIT - MFS Mid Cap Growth Series	Flat fee + asset based fee
MFS VIT - MFS New Discovery Series	Flat fee + asset based fee
MFS VIT - MFS Research International Series	Flat fee + asset based fee
MFS VIT - MFS Total Return Series	Flat fee + asset based fee
MFS VIT - MFS Utilities Series	Flat fee + asset based fee
MFS VIT - MFS Core Equity Series	Flat fee + asset based fee
MFS VIT III - MFS New Discovery Value Portfolio	Flat fee + asset based fee
MFS VIT III - MFS Mid Cap Value Portfolio	Flat fee + asset based fee
MFS VIT III - MFS Global Real Estate Portfolio	Flat fee + asset based fee

MFS VIT III - MFS Limited Maturity Portfolio	Flat fee + asset based fee
MFS VIT III - MFS Inflation-Adjusted Bond Portfolio	Flat fee + asset based fee
MFS VIT III - MFS Blended Research Small Cap Equity Portfolio	Flat fee + asset based fee
MFS Global Growth Fund	Flat fee + asset based fee
MFS VIT II - MFS Bond Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Blended Research Core Equity Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Value Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Emerging Markets Equity Portfolio	Flat fee + asset based fee
MFS VIT II - MFS International Value Portfolio	Flat fee + asset based fee
MFS VIT II - MFS International Growth Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Government Securities Portfolio	Flat fee + asset based fee
MFS VIT II - MFS High Yield Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Massachusetts Investors Growth Stock Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Money Market Portfolio	Flat fee + asset based fee
MFS VIT II - MFS New Discovery Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Global Research Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Core Equity Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Research International Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Strategic Income Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Technology Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Utilities Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Global Growth Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Global Governments Portfolio	Flat fee + asset based fee
MFS VIT II - MFS Global Tactical Allocation Portfolio	Flat fee + asset based fee

MFS Aggressive Growth Allocation Fund	Flat fee only
MFS Conservative Allocation Fund	Flat fee only
MFS Growth Allocation Fund	Flat fee only
MFS Moderate Allocation Fund	Flat fee only
MFS International Diversification Fund	Flat fee only
MFS Lifetime Retirement Income Fund	Flat fee only
MFS Lifetime 2020 Fund	Flat fee only
MFS Lifetime 2030 Fund	Flat fee only
MFS Lifetime 2040 Fund	Flat fee only
MFS Lifetime 2050 Fund	Flat fee only
MFS Lifetime 2015 Fund	Flat fee only
MFS Lifetime 2025 Fund	Flat fee only
MFS Lifetime 2035 Fund	Flat fee only
MFS Lifetime 2045 Fund	Flat fee only
MFS Lifetime 2055 Fund	Flat fee only
MFS VIT III - MFS Conservative Allocation Portfolio	Flat fee only
MFS VIT III - MFS Growth Allocation Portfolio	Flat fee only
MFS VIT III - MFS Moderate Allocation Portfolio	Flat fee only
MFS High Yield Pooled Portfolio	Flat fee only

MFS Institutional Money Market Portfolio	No Flat fee or asset based fee